SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No.)

Filed by the Registrant /X/
Filed by a Party other than the Registrant /_/

Check the appropriate box:

/_/     Preliminary Proxy Statement
/_/     Confidential, for Use of the Commission Only (as permitted by
          Rule 14a-6(e)(2))
/X/     Definitive Proxy Statement
/_/     Definitive Additional Materials
/_/     Soliciting Material Pursuant to Section 14a-12

                        SURGICAL LASER TECHNOLOGIES, INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant):

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/_/  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)   Title of each class of securities to which transaction applies:

2)   Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)   Proposed maximum aggregate value of transaction:

5)   Total fee paid:

/_/  Fee paid previously with preliminary materials.

/_/ Check box if any part of the fee is offset as provided by the Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid: ______________________________________________
     2)   Form, Schedule or Registration Statement No.: ________________________
     3)   Filing Party: ________________________________________________________
     4)   Date Filed: __________________________________________________________

                                   [SLT LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 JULY 19, 2000

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Surgical Laser Technologies, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, July 19, 2000 at 9:00 a.m., local time, at the offices of the Company's counsel, Duane, Morris & Heckscher LLP, 4200 One Liberty Place, 1650 Market Street, Philadelphia, Pennsylvania 19103, for the following purposes:

          1. To elect five directors to serve until the 2001 Annual Meeting and until their respective successors are elected;

          2. To ratify the appointment of Grant Thornton LLP as independent accountants of the Company for the fiscal year ending December 31, 2000;

          3. To consider and vote upon a proposal to adopt the Company's 2000 Equity Incentive Plan; and

          4. To transact such other business as may properly come before the meeting and any adjournment thereof.

     Only stockholders of record at the close of business on May 29, 2000 are entitled to notice of and to vote at the meeting and any adjournment thereof.

     A copy of the Company's Annual Report for its fiscal year ended January 2, 2000 is being mailed to stockholders with this Notice.

     All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he has returned a proxy.

                                          By Order of the Board of Directors,


                                          Davis Woodward
                                          Secretary

Montgomeryville, Pennsylvania
June 14, 2000

                       SURGICAL LASER TECHNOLOGIES, INC.
            PROXY STATEMENT FOR 2000 ANNUAL MEETING OF STOCKHOLDERS
                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of Surgical Laser Technologies, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held Wednesday, July 19, 2000 at 9:00 a.m., local time, and at any adjournment thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the offices of the Company's counsel, Duane, Morris & Heckscher LLP, 4200 One Liberty Place, 1650 Market Street, Philadelphia, Pennsylvania 19103. The Company's executive offices are located at 147 Keystone Drive, Montgomeryville, Pennsylvania 18936. The Company's telephone number at that location is (215) 619-3600.

     These proxy solicitation materials were first mailed on or about June 14, 2000 to all stockholders entitled to vote at the Annual Meeting.

RECORD DATE AND PRINCIPAL SHARE OWNERSHIP

     Stockholders of record at the close of business on May 29, 2000 are entitled to receive notice of and to vote at the Annual Meeting. At the record date, 1,977,965 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock") were issued and outstanding.

     As of May 29, 2000, the following persons were known to the Company to be the beneficial owners of more than 5% of the Company's Common Stock:

                                                                        NUMBER OF      PERCENT
                          NAME AND ADDRESS                               SHARES        OF CLASS
---------------------------------------------------------------------   ---------      --------
Steven T. Newby......................................................    183,000(1)      9.25%
6116 Executive Blvd.
Rockville, MD 20852

Kontron Instruments Holding N.V......................................    139,130         7.03%
Julianaplein 22
Curacao, Netherlands Antilles

------------------

(1) Information furnished by stockholder as of January 31, 2000.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Any such notice of revocation should be sent to: Surgical Laser Technologies, Inc., 147 Keystone Drive, Montgomeryville, Pennsylvania 18936, attention: Davis Woodward, Secretary.

VOTING AND SOLICITATION

     On all matters presented to the Company's stockholders for a vote, the holders of Common Stock vote as a single class, and the holder of each share of Common Stock is entitled to one vote per share. The holders of Common Stock do not have cumulative voting rights in the election of directors.

     The affirmative vote of the holders of a plurality of the shares of the Company's Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting is required for the election of each director. The affirmative vote of the holders of a majority of the shares of the Company's Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting is required for the ratification of the appointment of the independent auditors and adoption of the Company's 2000 Equity Incentive Plan (collectively, the "Proposals").

     Abstention from voting will have the practical effect of voting against the Proposals since an abstention represents one less vote for the Proposals. Broker non-votes will have no effect on the Proposals since they will not represent shares entitled to vote thereon at the Annual Meeting. Abstentions and broker non-votes on the election of directors will have no effect since they will not represent votes cast at the Annual Meeting for the purpose of electing directors.

     The cost of this solicitation will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited on behalf of the Company by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of stockholders of the Company which are intended to be presented by such stockholders at the 2001 Annual Meeting of Stockholders must be received by the Company no later than February 14, 2001 in order that they may be included, subject to compliance with applicable federal securities laws and regulations, in the proxy statement and form of proxy relating to that meeting.

     In addition, the persons named as proxies on the form of proxy to be mailed in connection with the solicitation of proxies on behalf of the Company's Board of Directors for use at the 2001 Annual Meeting of Stockholders will be authorized to vote in their discretion on any stockholder proposal not included in the Company's Proxy Statement if the Company does not receive written notice of such proposal by April 30, 2001. Such proxy holders' authority to vote in their discretion on stockholder proposals as to which the Company does receive notice by April 30, 2001 will be determined in accordance with the rules of the Securities and Exchange Commission.

                             ELECTION OF DIRECTORS

NOMINEES

     Five directors are to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's five nominees named below. Each of the nominees, except for James Lee Stafford, is now a director of the Company with a term expiring at the Annual Meeting. Vincenzo Morelli is not standing for re-election, and his term will expire upon the election of his successor at the Annual Meeting. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director.

     The names of the nominees, and certain information about them as of May 29, 2000, are set forth below.

                                                                                                        DIRECTOR
               NAME OF NOMINEE                   AGE               PRINCIPAL OCCUPATION                  SINCE
---------------------------------------------    ---   ---------------------------------------------    --------
Richard J. DePiano...........................    58    Chairman and Chief Executive Officer of            1986
                                                       Escalon Medical Corporation
Sheldon M. Bonovitz..........................    63    Chairman and Partner, Duane, Morris &              1985
                                                       Hecksher LLP, Counsel to the Company
Jay L. Federman..............................    62    Ophthalmologist and attending Surgeon and          1987
                                                       Co-Director Director of Research, Wills Eye
                                                       Hospital and Chief of Ophthalmology at
                                                       Medical College of Pennsylvania
Michael R. Stewart...........................    43    President and Chief Executive Officer of the       1999
                                                       Company
James Lee Stafford...........................    59    Certified Public Accountant and Managing            N/A
                                                       Partner of Watkins, Ward and Stafford

     Directors will serve until the 2001 Annual Meeting and until the due election of their respective successors.

     Except as set forth below, each of the nominees has been engaged in his principal occupation described above for the past five years. There are no family relationships among directors or officers of the Company.

     Richard J. DePiano has served as the Chairman of the Board of Directors of Registrant since July 1995. Since March 1997, Mr. DePiano has served as Chairman and Chief Executive Officer of Escalon Medical Corp., of which he is also a director. Mr. DePiano has been the Chief Executive Officer of The Sandhurst Company, L.P. and the Managing Director of The Sandhurst Venture Fund since 1986.

     Sheldon M. Bonovitz has been a partner in the law firm of Duane, Morris & Heckscher LLP, Philadelphia, Pennsylvania, since 1969, where he also serves as Chairman and a member of the management committee. Mr. Bonovitz also serves as a director of Comcast Corporation, PRWW, Ltd. and eResearchTechnology, Inc.

     Jay L. Federman, M.D. has been an attending surgeon at Wills Eye Hospital, Philadelphia, Pennsylvania, since 1980 and an ophthalmologist in private practice since 1968. Dr. Federman was a founder of SITE Microsurgical Systems, Inc. and serves as a director of Escalon Medical Corp. and Chief of Ophthalmology at the Medical College of Pennsylvania.

     Michael R. Stewart has served as President and Chief Executive Officer of the Company since July 1999. Prior to Mr. Stewart's appointment as President and Chief Executive Officer, he served as the Company's Vice President and Chief Financial Officer since October 1990.

     James Lee Stafford, CPA has been a partner in the regional accounting firm of Watkins, Ward and Stafford, West Point, Mississippi, since 1968, where he also serves as Managing Partner and Chairman of the Executive Committee. Mr. Stafford was also a principal owner of Surgical Innovations & Services, Inc., Tuscaloosa, Alabama, which was acquired by the Company on June 1, 2000.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE NOMINEES LISTED ABOVE.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the beneficial ownership of the Common Stock of Registrant as of May 29, 2000 by each director and nominee for director, each executive officer named in the Summary Compensation Table and by all directors and executive officers as a group. The persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the table and notes thereto.

                                                                          SHARES BENEFICIALLY
                                                                                 OWNED
                                                                          --------------------
                                 NAME                                     NUMBER       PERCENT
-----------------------------------------------------------------------   -------      -------
Jay L. Federman........................................................    62,739(1)     3.15%
Davis Woodward.........................................................    51,688(2)     2.58%
Richard J. DePiano.....................................................    45,900(3)     2.28%
Michael R. Stewart.....................................................    35,359(4)     1.76%
Sheldon M. Bonovitz....................................................    24,000(5)     1.20%
Vincenzo Morelli.......................................................    14,000(6)        *
James Lee Stafford.....................................................        --(7)       --
All directors and executive officers as a group (6 persons)............   233,686(8)    11.05%

------------------
* Less than one percent.

(1) Includes 15,900 shares which Dr. Federman has the right to acquire under outstanding stock options exercisable within 60 days after May 29, 2000 and 2,499 shares owned by Dr. Federman's child. Dr. Federman disclaims beneficial ownership of such 2,499 shares.

(2) Includes 26,906 shares which Mr. Woodward has the right to purchase under outstanding stock options exercisable within 60 days after May 29, 2000.

(3) Includes 30,900 shares which Mr. DePiano has the right to acquire under outstanding stock options exercisable within 60 days after May 29, 2000.

(4) Includes 34,073 shares which Mr. Stewart has the right to purchase under outstanding stock options exercisable within 60 days after May 29, 2000.

(5) Represents 18,900 shares which Mr. Bonovitz has the right to acquire under outstanding stock options exercisable within 60 days after May 29, 2000 and 5,100 shares owned by a pension trust of which Mr. Bonovitz is the beneficiary.

(6) Includes 3,000 shares held of record by Olive Branch Corp., a Liberian corporation controlled by members of Mr. Morelli's family. Mr. Morelli disclaims beneficial ownership of such shares. Also includes 10,000 shares which Mr. Morelli has the right to purchase under outstanding stock options exercisable within 60 days after May 29, 2000.

(7) Excludes 105,000 shares issued as of June 1, 2000 to Mr. Stafford pursuant to the Company's acquisition of Surgical Innovations & Services, Inc.

(8) Includes 136,679 shares which such persons have the right to purchase under stock options exercisable within 60 days after May 29, 2000.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of five meetings during the fiscal year ended January 2, 2000. All directors attended such meetings of the Board of Directors and meetings of the committees upon which such director served.

     The Board of Directors has an Executive Committee, an Audit Committee and a Compensation Committee. The Executive Committee also serves as the Nominating Committee.

     The Executive Committee currently consists of directors Stewart, Bonovitz and DePiano. The Executive Committee exercises the full authority of the Board of Directors between meetings of the Board of Directors. The Executive Committee held two meetings in the fiscal year ended January 2, 2000.

     The Executive Committee, in its capacity as Nominating Committee, will consider stockholder nominations of candidates for director provided that the nominating stockholder furnishes the Secretary of the Company, not less than 120 days prior to the first anniversary of the immediately preceding annual meeting of stockholders, written information about such candidate equivalent to the information concerning the candidates nominated by the Company's Board of Directors contained in the Company's proxy statement for the immediately preceding annual meeting of stockholders.

     The Audit Committee currently consists of directors DePiano and Federman. The Audit Committee reviews and evaluates the Company's accounting principles and its systems of internal accounting controls, addresses specific financial issues and takes action relating to the financial reporting of the Company. The Audit Committee held one meeting in the fiscal year ended January 2, 2000.

     The Compensation Committee currently consists of directors Bonovitz, DePiano and Federman. When requested by the Board of Directors, the Compensation Committee administered the Company's 1986 Incentive Stock Option Plan, 1986 Non-Qualified Stock Option Plan and Equity Incentive Plan, under which no additional options may be granted, and will have similar responsibility for the Company's 2000 Equity Incentive Plan if it is adopted by the stockholders at the Annual Meeting. The Compensation Committee also reviews other compensation plans and, when requested by the Board of Directors, establishes methods of compensation. The Compensation Committee held one meeting during the fiscal year ended January 2, 2000.

DIRECTOR COMPENSATION

     Each director of the Company who is not an officer or employee of the Company (an "Outside Director") receives an annual retainer of $15,000 and a fee of $500 for each committee meeting attended other than meetings held in conjunction with meetings of the Board of Directors.

     The Company also maintains the Second Amended and Restated Stock Option Plan for Outside Directors (the "Outside Director Plan"). In accordance with the terms of the Outside Director Plan, each Outside Director received options to purchase 6,000 shares every three years, provided that if the Outside Director served as Chairman throughout the prior three-year period, the option was for 9,000 shares, and each new Outside Director received options to purchase 6,000 shares of Common Stock on the fifteenth day after election as an Outside Director, provided that if the Outside Director was elected to serve as Chairman, the option granted was for 9,000 shares. All such options are exercisable at 100% of the fair market value of the Common Stock on the date of grant and remain exercisable to the extent vested until the earliest to occur of the expiration of ten years from the date of grant, three years from cessation of service as a director due to disability, one year from cessation of service as a director due to death or three months from cessation of service as a director for any other reason. The options are exercisable in three equal consecutive annual installments commencing one year from the date of grant. Notwithstanding the foregoing, all options granted under the Outside Director Plan become fully exercisable upon consummation of any business combination transaction involving the sale of all or substantially all of the assets of the Company to, or the acquisition of shares of the Company's Common Stock representing more than 50% of the votes which all stockholders of the Company are entitled to cast by, any person not affiliated with the Company, directly or indirectly, through one or more affiliates, or any other transaction or series of transactions having a similar effect.

     An aggregate 77,000 shares of Common Stock were reserved for issuance under the Outside Director Plan, of which 1,800 shares have been exercised and 62,700 shares are subject to outstanding options. No additional options may be granted under the Outside Director Plan; future options granted to Outside Directors will be granted under the 2000 Equity Incentive Plan, subject to stockholders' approval. See "Approval of 2000 Equity Incentive Plan".

EXECUTIVE OFFICER COMPENSATION

     The following table sets forth certain information with respect to compensation paid by the Company during each of the three fiscal years ended January 2, 2000, January 3, 1999 and December 28, 1997 to the chief executive officers of the Company and the other executive officers of the Company whose annual salary and bonus in 1999 exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG-TERM
                                                                                        COMPENSATION
                                                                           ANNUAL          AWARDS        ALL OTHER
                                                                        COMPENSATION      OPTIONS       COMPENSATION
                  NAME & PRINCIPAL POSITION                     YEAR     SALARY($)         (#)(1)          ($)(2)
-------------------------------------------------------------   ----    ------------    ------------    ------------

W. Keith Stoneback(3)........................................   1999      $123,750             --         $117,163(5)
  President, Chief Executive                                    1998       229,327             --            4,905
  Officer and Director                                          1997       225,000         10,000(4)        38,275(6)

Michael R. Stewart(7)........................................   1999       169,507         50,000              643
  President, Chief Executive                                    1998       153,932             --              643
  Officer and Director                                          1997       143,843          5,000(4)           643

Davis Woodward(8)............................................   1999       132,384         27,500(9)         1,285
  Vice President, Chief                                         1998       127,392             --            1,285
  Financial Officer                                             1997       119,664          4,000(4)         1,285

------------------

(1) Restated as necessary to give effect to the one-for-five reverse Common Stock split implemented on January 8, 1999.

(2) Except as noted in footnotes 5 and 6, represents payments of premiums for certain supplementary life insurance coverage.

(3) Mr. Stoneback served as President, Chief Executive Officer and a Director from August 1996 to July 1999.

(4) These options were granted in 1998 for services rendered in 1997.

(5) Includes $111,202 in severance payments made by the Company to Mr. Stoneback pursuant to the terms of his Severance Agreement.

(6) Includes $32,314 in moving and relocation payments made by the Company to Mr. Stoneback pursuant to the terms of his Employment Agreement.

(7) Mr. Stewart was appointed President and Chief Executive Officer in July 1999. Prior to his appointment as President and Chief Executive Officer, Mr. Stewart served as the Company's Vice President and Chief Financial Officer.

(8) Mr. Woodward was appointed Vice President and Chief Financial Officer in October 1999. Prior to his appointment as Chief Financial Officer, Mr. Woodward served as the Company's Vice President, Legal and Tax Affairs.

(9) These options were granted in 2000 for services rendered in 1999.

     The following table sets forth information with respect to options granted during the fiscal year ended January 2, 2000 to the persons named in the Summary Compensation Table above.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                          POTENTIAL
                                                                                                     REALIZABLE VALUE AT
                                                        % OF TOTAL                                     ASSUMED ANNUAL
                                                         OPTIONS                                       RATES OF STOCK
                                                        GRANTED TO                                   PRICE APPRECIATION
                                                        EMPLOYEES                                      FOR OPTION TERM
                                           OPTIONS      IN FISCAL     EXERCISE                       -------------------
NAME                                      GRANTED(#)       YEAR        PRICE      EXPIRATION DATE      5%         10%
---------------------------------------   ----------    ----------    --------    ---------------    -------    --------
Michael R. Stewart.....................     50,000        47.3%        $ 1.56     October 5, 2009    $49,133    $124,511

     The following table sets forth information with respect to options held at January 2, 2000 by the persons named in the Summary Compensation Table above. No options were exercised by such persons during the fiscal year ended January 2, 2000. No outstanding options were in the money at January 2, 2000. If applicable, the information presented in the following table was restated to give effect to the one-for-five reverse Common Stock split implemented on January 8, 1999.

                         FISCAL YEAR-END OPTION VALUES

                                                                    NUMBER OF UNEXERCISED OPTIONS
                                                                         AT FISCAL YEAR END
                                                                    -----------------------------
                              NAME                                  EXERCISABLE     UNEXERCISABLE
----------------------------------------------------------------    -----------     -------------
Michael R. Stewart..............................................       27,272           59,668
Davis Woodward..................................................       22,106            7,334

EMPLOYMENT AND OTHER AGREEMENTS

     Effective July 1999, Mr. Stoneback resigned as the Company's President and Chief Executive Officer. Mr. Stoneback received as severance benefits his base salary, auto allowance, health, disability and executive life insurance until December 31, 1999.

     In October 1999, the Company entered into an employment agreement with Michael R. Stewart pursuant to which Mr. Stewart will serve as the Company's President and Chief Executive Officer through December 31, 2000 and, thereafter, for successive one-year terms absent at least three months' prior written notice of termination by either party. Mr. Stewart's annual base salary under the agreement is $185,000 and his agreement provides that he will be eligible for a bonus of 50% of base salary pursuant to bonus programs developed by the Board of Directors based on objective criteria related to the Company's results of operations. No bonus was paid for services under the 1999 bonus program. If Mr. Stewart's employment is terminated by the Company without cause during the initial or any renewal term of the agreement (other than following a change in control as described below), Mr. Stewart will be entitled to severance benefits equal to continuation of his base salary, health, disability and life insurance for a one-year period and the right to exercise options which are not then exercisable for a period equal to the lesser of: (1) one year from the date of termination for all options granted after 1996 and five years from the date of termination for all options granted before 1997 or (2) the original term of such options. If Mr. Stewart's employment is terminated without cause within two years following a change in control or if Mr. Stewart resigns his employment within two years after a change in control following (a) the relocation of Mr. Stewart's principal business location by more than 35 miles, (b) a significant reduction in Mr. Stewart's duties and responsibilities from those existing prior to the change in control or (c) a reduction in Mr. Stewart's then-current base salary, Mr. Stewart will be entitled to severance benefits equal to continuation of his base salary and his health, disability and life insurance for a one-year period and the right to exercise any options granted under the agreement which are not otherwise exercisable for a period equal to the lesser of: (1) one year from the date of termination for all options granted after 1996 and five years from the date of termination for all options granted before 1997 or (2) the original term of such options. Mr. Stewart was also granted under the agreement options to purchase 50,000 shares of the Company's Common Stock at the market price. The Company provides long-term disability insurance equal to 60% of Mr. Stewart's base salary, a $1 million life insurance policy and automobile, vacation, and other insurance benefits as are available to the Company's other senior executive officers. During the term of the agreement and for a period of one year thereafter, Mr. Stewart is prohibited from competing with the Company in any respect, interfering with the Company's business relationships or soliciting business from the Company's customers.

     In June 1992, the Company adopted a severance benefits program for certain key employees, including Mr. Woodward. Under the terms of this program, a participant whose employment is terminated by the Company other than for cause and other than following a change in control is entitled to continue receiving his then-current base salary and coverage under the medical, dental, supplemental life and supplemental disability insurance policies, if any, being provided at the time of termination for a specified period, with the obligation to provide such insurance coverage terminating in the event the participant is provided substantially the same coverage from a new employer. Mr. Woodward is entitled to continue receiving such base salary and insurance coverage for a period of one year under the foregoing circumstances. In addition, if, within two years following a change in control of the Company, a participant's employment is terminated without cause or the participant resigns following (a) the relocation of his principal business location, (b) a significant reduction in the duties or responsibilities from those existing prior to the change in control, or (c) a reduction in his then-current base salary, then, in any such event, the participant is also entitled to continue receiving his then-current base salary and coverage under the aforementioned insurance program (subject to the restriction described above) for a specified period. Mr. Woodward is entitled to continue receiving his respective base salary for a period of 12 months under such circumstances. In addition, under such circumstances, Mr. Woodward is also entitled to continue receiving the aforementioned insurance coverages for a period of 12 months, and all unvested options which he holds become exercisable in full and all outstanding options remain exercisable for the lesser of the remaining scheduled term thereof or an extended exercise period, which is one year for options granted after December 1996 and five years for options granted before January 1997.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Sheldon M. Bonovitz, a director of the Company and a member of the Executive Committee and the Compensation Committee, is Chairman and a partner of Duane, Morris & Heckscher LLP, which serves as the Company's primary legal counsel.

REPORT ON EXECUTIVE COMPENSATION

     The Company's executive compensation program is reviewed and administered by the whole Board of Directors. This report reflects the Company's compensation philosophy as endorsed by the Board and resulting compensation actions taken by the Company.

  Compensation Philosophy and Objectives

     The Company's executive compensation program has been designed to:

     o support a pay-for-performance philosophy that differentiates compensation amounts based on both corporate and individual performance;

     o provide market-competitive compensation opportunities;

     o reward executives for long-term strategic management and the enhancement of stockholder value through delivering appropriate ownership in the Company; and

     o attract top talent and retain and motivate key executives whose abilities are critical to the long-term success and competitiveness of the Company.

  Executive Compensation Components

     To meet the above-stated compensation objectives, the Company has structured a compensation program comprised of base salary, annual incentive opportunities, long-term incentive opportunities in the form of stock options and restricted stock, and benefits typically offered to executives.

     Base salaries for executives are targeted to be competitive with other technology-based companies with revenues of $10-$50 million. Individual salaries are considered for adjustment annually; adjustments are based upon the general movement in external salary levels, individual performance and potential, and/or changes in duties and responsibilities. Excluding the chief executive officer, whose compensation is discussed in greater detail below, the base salary increase for the named executive effective for 1999 was 4%.

     Effective for 1997, the Company adopted an executive staff Bonus Program which is based entirely on objective criteria. Under this program, certain management personnel, including executive officers, were entitled to a bonus only if the Company achieved 100% of its budgeted 1999 operating income, which was reviewed and approved by the Board of Directors at the beginning of the fiscal year. The amount of any bonus would be a percentage of base salary that is fixed based on the participant's position. For 1999, the Committee did not award any bonuses to the named executives under the Bonus Program due to the Company's failure to achieve its budgeted operating income.

     The long-term incentive opportunities are designed to link the interests of the executive with those of the stockholders. Stock option grants provide an incentive that focuses the executive's attention on managing the Company from the perspective of an owner with an equity stake in the business. The value of these stock options is tied to the future performance of the Company's stock.

  Chief Executive Officer Compensation

     Effective July 1999, Mr. Stoneback resigned as the Company's President and Chief Executive Officer. Mr. Stoneback received as severance benefits his base salary, auto allowance, health, disability and executive life insurance until December 31, 1999. No bonus was awarded to Mr. Stoneback for services rendered in 1999.

     The specific compensation actions for Mr. Stewart were as follows:

          Pursuant to his employment agreement, Mr. Stewart is entitled to an annual base salary of $185,000 and was granted options to purchase 50,000 shares of Common Stock at the market price. Mr. Stewart is also entitled to a bonus of 50% of his base salary under a bonus program developed by the Board of Directors based on the Company achieving objective operating targets. No bonus was awarded to Mr. Stewart for services rendered in 1999.

          The Board of Directors believes that Mr. Stewart's initial base salary and option grant represent a competitive compensation package. At the same time, the Board of Directors believes that it limited the Company's cash compensation obligations, consistent with the Company's operating expense reduction efforts, while providing a strong incentive to improve the Company's operating results through a purely objective bonus program.

  Compliance with Internal Revenue Code Section 162(m)

     Section 162(m) of the Internal Revenue Code limits the deductibility for corporate income tax purposes of compensation paid to certain executive officers. The Board of Directors has carefully considered the impact of this provision on the compensation awarded to those executive officers during 1999. The Board of Directors has determined that compensation paid to executive officers under current plans would be less than the $1 million limit and, therefore, deductible for Federal income tax purposes.

     Submitted by the Board of Directors:

     Sheldon M. Bonovitz, Esq.      Richard J. DePiano     Jay L. Federman, M.D.

             Vincenzo Morelli                        Michael R. Stewart

PERFORMANCE GRAPH

     The following graph sets forth a comparison of cumulative total return since January 1, 1995 among the Company, the Nasdaq Composite Index and a peer group selected by the Company. The comparison of total return on investment (change in year-end stock price plus reinvested dividends) for each of the periods assumes that $100 was invested on January 1, 1995 in each of the Company, the Nasdaq Composite Index and a weighted index of the issuers in the peer group described below.

              In the printed version of the document, a line graph
                appears which depicts the following plot points:

                           Dec. 94  Dec. 95  Dec. 96  Dec. 97  Dec. 98  Dec. 99
                           -------  -------  -------  -------  -------  -------
Surgical Laser Tech Inc.     100     58.82    73.51    69.13    16.18    15.29
Nasdaq Composite             100    141.33   123.04   122.53   140.91   180.66
Peer Group                   100    144.42   153.68   165.62   106.09   162.53

------------------
(1) In 1993, the Company defined its peer group for purposes of this performance graph to be all publicly traded companies with a Standard Industrial Classification Code of 3845 (electromedical apparatus) having market capitalization as of December 31, 1992 ranging from $20 million to $100 million. Except as noted below with respect to certain periods during which certain companies ceased independent operations or were no longer public companies, the Company continues to use as its peer group the companies that met the criteria set forth above, which are: 4-D Neuroimaging (Formerly Biomagnetic Technologies, Inc.), American Dental Technologies, Inc., Arrhythmia Research Technology, Inc., Bio-Logic Systems Corp., Candela Corp., Criticare Systems Inc., Fonar Corp., Imatron Inc., Laser Industries Ltd., (used through December 31, 1997), Laserscope, Lunar Corporation, Medstone International, Inc. (formerly Cytocare, Inc.), Non-Invasive Monitoring Systems, Inc., Q-Med, Inc., Somanetics Corporation, Trimedyne, Inc., Valley Forge Scientific Corp., and Work Recovery, Inc.

                              CERTAIN TRANSACTIONS

     Effective June 1, 2000, Surgical Innovations & Services, Inc., an Alabama corporation ("Old SIS"), was merged with and into SLT Subsidiary, Inc., a wholly owned subsidiary of the Company which, in connection with the merger, changed its name to "Surgical Innovations & Services, Inc." ("SIS"). Pursuant to the merger, the Company issued an aggregate of 350,000 shares of its Common Stock and paid an aggregate of $300,000 in cash to the former shareholders of Old SIS. James Lee Stafford, a nominee for director of the Company, was a director and a 30% shareholder of Old SIS and, in connection with the merger, received cash in the amount of $90,000 and 105,000 shares of the Company's Common Stock. Robert
L. Crutchfield, the Company's Vice President for Business Development and President of SIS, was President, Chief Executive Officer, a director and a 40% shareholder of Old SIS and, in connection with the merger, received cash in the amount of $120,000 and 140,000 shares of the Company's Common Stock.

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected Grant Thornton LLP, independent accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 2000. The affirmative vote of the holders of a majority of the outstanding Common Stock present in person or by proxy at the Annual Meeting is required to ratify the appointment of Grant Thornton LLP. The shares represented by the enclosed proxy will be voted as directed. If no choice is specified in the proxy, the shares represented by the enclosed proxy will be voted "FOR" the selection of Grant Thornton LLP, as the Company's independent accountants. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF SUCH APPOINTMENT. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

     Arthur Andersen LLP was engaged by the Company in 1988 and audited the Company's financial statements for each fiscal year since the fiscal year ended January 1, 1989 through the fiscal year ended January 2, 2000. In June 2000, at the recommendation of the Audit Committee and with the approval of the Executive Committee, the Company retained Grant Thornton LLP to replace Arthur Andersen LLP as its independent accountants. The Board of Directors believes that Grant Thornton LLP offers independent accounting services with a fee structure that is favorable to the Company and in-line with the Company's continuing efforts to reduce operating expenses. The reports of Arthur Andersen LLP on the Company's financial statements for the last two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainties, audit scope, or accounting principles. There were no disagreements between Arthur Andersen LLP and the Company on any matter of accounting practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused them to make reference thereto in their reports on the Company's financial statements for the last two fiscal years and any subsequent interim period. Representatives of Arthur Andersen LLP and Grant Thornton LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

                     APPROVAL OF 2000 EQUITY INCENTIVE PLAN

GENERAL

     On May 25, 2000, the Executive Committee of the Board of Directors of the Company, based on the recommendation of the Compensation Committee, adopted, subject to stockholder approval at the Annual Meeting, the Company's 2000 Equity Incentive Plan (the "Plan"). The Company adopted the Plan because the ten-year periods during which grants could be made under its current Equity Incentive Plan and Second Amended and Restated Stock Option Plan for Outside Directors have expired. A total of 250,000 shares of Common Stock are reserved for issuance under the Plan. The Plan permits the granting of options ("Options") to purchase Common Stock of the Company, including Options intended to qualify as incentive options ("Incentive Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and Options not intended to so qualify ("Nonqualified Options"), and restricted stock awards ("Awards") to consultants, directors, officers and other employees of the Company and any subsidiary of the Company who are in positions in which their decisions, actions and counsel significantly impact upon the profitability and success of the Company or such subsidiary.

PROPOSAL

     At the Annual Meeting, stockholders entitled to vote are being asked to approve and adopt the Plan. The affirmative vote of a majority of the outstanding Common Stock present in person or by proxy at the Annual Meeting is required to approve the Plan. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" ADOPTION OF THE PLAN. The Plan is summarized below.

PURPOSE

     The purposes of the Plan are to further the growth, development and financial success of the Company and any subsidiary by providing additional incentives to those officers, directors, employees and consultants who are responsible for the management of the business affairs of the Company and any subsidiary, and which will enable them to participate directly in the growth of the capital stock of the Company. The Company intends that the Plan will facilitate securing, retaining and motivating directors, officers, employees and consultants of high caliber and potential.

ADMINISTRATION

     The Plan is administered by the Company's Board of Directors (the "Board"). The Board has full and final authority, in its sole discretion, to interpret the provisions of the Plan and to decide all questions of fact arising in its application; to determine the people to whom Options and Awards shall be granted under the Plan; to determine the type of Options or Awards to be made and the amount, size and terms of each such Option or Award; to determine when an Option or Award shall be granted; and to make all other determinations necessary or advisable for the administration of the Plan. Notwithstanding the foregoing, the Board may delegate to the Company's Compensation Committee the administration of the Plan, but only the Board may amend or terminate the Plan. The Board may delegate administration of the Plan to the Compensation Committee only if the Compensation Committee is comprised of at least two directors, and only if all of such directors are Non-Employee Directors (within the meaning of Rule 16b-3(b)(3) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any successor provision thereto, and only if each member of the Compensation Committee is an "outside director" within the meaning of Treas. Reg. 1.162-27(e)(3).

ELIGIBILITY

     Persons eligible to receive Options or Awards under the Plan are limited to those consultants, directors, officers and other employees of the Company and any subsidiary (as defined in Section 424(f) of the Code, or any amendment or substitute thereto), who are in positions in which their decisions, actions and counsel significantly impact upon the profitability and success of the Company and any subsidiary. Consultants and directors who are not also employees of the Company or any subsidiary are not eligible to be awarded Incentive Options.

ANNUAL LIMITATIONS

     No employee may be granted, in any given one-year period, Options or Awards with respect to a number of shares of Common Stock that, as of the grant date, represents more than 3% of the Common Stock outstanding as of the close of the most recent fiscal quarter.

TERMS OF OPTIONS

     The terms of Options granted under the Plan are determined by the Board at the time of granting an Option. Each Option granted under the Plan is evidenced by a written stock option agreement between the Company and the optionee and is subject to the following terms and conditions.

     Exercise of Options. The Board determines on the date of grant when Options granted under the Plan become exercisable. An Option is exercisable by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased and tendering payment to the Company of the purchase price. The acceptable methods of payment for shares issued upon exercise of an Option are set forth in the option agreement but may include cash, shares of the Company's Common Stock (including shares of Common Stock issuable upon the exercise of the Option) or any combination thereof as determined by the Board.

     Exercise Price. The exercise price of Options granted under the Plan is determined by the Board. The exercise price of Nonqualified Options may not be less than 85% of the fair market value of the Common Stock on the date of grant and the exercise price of Incentive Options may not be less than 100% of the fair market value of the Common Stock on the date of grant. However, in the case of Incentive Options granted to an optionee who owns more than 10% of the voting power of all classes of stock of the Company, the exercise price must not be less than 110% of the fair market value of the Common Stock on the date of grant. For so long as the Common Stock is traded on the Nasdaq Stock Market or listed on a stock exchange, the fair market value per share will be the closing price on such market or exchange on the date of grant or, if such date is not a business day, on the immediately preceding business day.

     Termination of Employment. If an optionee ceases to serve as an employee of the Company or any subsidiary for any reason other than death or disability, Options may be exercised within three months (or such other period of time as is determined by the Board) after such termination, but only to the extent that the Options were exercisable on the date of termination.

     Death or Disability. Upon the death or disability of an optionee, Options may be exercised by the optionee or his successor or estate within one year (or such other period of time as is determined by the Board) from the date of death or disability, but only to the extent that the Options were exercisable on such date.

     Term and Termination of Options. Options expire ten years from the date of grant, unless a shorter period is provided in the option agreement. An Incentive Option granted to an optionee who owns more than 10% of the voting power of all classes of stock of the Company may not have a term of more than five years. No Option may be exercised by any person after the expiration of its term.

     Limitation on Transferability. No Incentive Option and, unless otherwise determined by the Board, no other Option granted under the Plan may be transferred other than by will or the laws of descent and distribution. During the optionee's lifetime, each Option will be exercisable only by the optionee or any permitted transferee.

     Acceleration of Options. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company into another corporation, in the discretion of the Board, outstanding Options may become immediately exercisable in full. The Board may, in its discretion in such instances, declare that any outstanding Options will terminate as of a date fixed by the Board and give each optionee the right to exercise his Option as to all shares subject to the Option.

     Grants to Outside Directors. Each person who is or becomes a director of the Company and is neither an officer of nor otherwise employed by the Company or any subsidiary (an "Outside Director") is entitled to receive Nonqualified Options ("Director Options") under the Plan. Individuals who first become Outside Directors after adoption of the Plan will receive Options to purchase 10,000 shares on the 15th day after first being elected to the Board, with the number increasing to 15,000 if the individual is elected to serve as Chairman. Each Outside Director is also entitled to receive Options to purchase 10,000 shares upon completion of three years of service since the most recent grant of options under the Plan or under the Company's Second Amended and Restated Stock Option Plan for Outsider Directors, with the number increasing to 15,000 if the Outside Director has served as Chairman during the three-year period. The exercise price for all Director Options is 100% of the fair market value of the Common Stock on the date of grant. Director Options are exercisable in three equal consecutive annual installments commencing one year from the date of grant, but all Director Options become immediately exercisable upon the consummation of any business combination transaction involving the sale of all or substantially all of the assets of the Company to, or the acquisition of shares of the Company's Common Stock representing more than 50% of the votes which all stockholders of the Company are entitled to cast by, any person not presently an affiliate of the Company. Director Options terminate upon the earliest to occur of: (a) ten years from the grant date; (b) one year after the Outside Director's death if such death occurs while the optionee is an Outside Director or within the three-month or three-year periods specified in the next two clauses; (c) three months after the optionee ceases to serve as an Outside Director for any reason other than death or disability, except as noted in clause (b) above; or (d) three years after the optionee ceases to serve as an Outside Director due to disability, except as noted in clause (b) above.

     Other Provisions. The option agreements may contain such other terms, provisions and conditions not inconsistent with the terms of the Plan as may be determined by the Board.

RESTRICTED STOCK AWARDS

     The Plan permits the grant of Awards, which are shares of Common Stock free of any purchase price or for such purchase price as may be established by the Board that vest at such time or times and on such terms, conditions and performance criteria as the Board may determine. Recipients of Awards will have all the rights of a stockholder with respect to such shares, including the right to vote the shares and receive dividends and other distributions with respect to the shares; provided, however, that such shares may not be sold, transferred or disposed of or pledged until they become vested. Upon termination of the grantee's employment, all such shares that are not then vested will automatically be forfeited and transferred to the Company at no cost to the Company. The Board may also impose other restrictions and conditions on the shares. The Board may accelerate the vesting of shares in its discretion and on such terms or conditions as it deems appropriate.

FEDERAL INCOME TAX CONSEQUENCES

     The following description, which is based on existing laws, sets forth certain of the federal income tax consequences of Options and Awards under the Plan. This description may differ from the actual tax consequences of participation in the Plan.

     An optionee will not have taxable income upon the grant of an Option. In the case of Nonqualified Options, the optionee will recognize ordinary income upon the exercise of the Option in an amount equal to the excess, if any, of the then fair market value of the shares acquired over the exercise price. The Company will generally be able to take a deduction with respect to this amount as compensation expense for federal income tax purposes. The optionee's tax basis in the shares acquired will equal the exercise price plus the amount taxable as compensation to the optionee. Upon a sale of the shares acquired upon exercise, any gain or loss is generally long-term or short-term capital gain or loss, depending on how long the shares are held. The required holding period for long-term capital gain is presently one year. The optionee's holding period for shares acquired upon exercise will begin on the date of exercise.

     An optionee who receives Incentive Options generally incurs no federal income tax liability at the time of grant or upon exercise of the options. However, the spread will be an item of tax preference, which may give rise to alternative minimum tax liability at the time of exercise. If the optionee does not dispose of the shares before the date that is two years from the date of grant and one year from the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, the Company will not be entitled to a deduction in connection with the Option. If, within two years from the date of grant or one year from the date of exercise, the holder of shares acquired upon exercise of an Incentive Option disposes of the shares (a "Disqualifying Disposition"), the optionee will generally realize ordinary income at the time of the Disqualifying Disposition equal to the difference between the exercise price and the lesser of the fair market value of the shares on the date of exercise or the amount realized on the Disqualifying Disposition. The amount realized upon such a Disqualifying Disposition will generally be deductible by the Company for federal income tax purposes.

     If the purchase price upon exercise of an Option is paid with shares already owned by the optionee, generally no gain or loss will be recognized with respect to the shares used for payment, and the additional shares received will be taxed as described herein. However, if payment of the purchase price upon exercise of an Incentive Option is made with shares acquired upon exercise of an Incentive Option before the shares used for payment have been held for the two-year and one-year periods described above, use of such shares as payment will be treated as a Disqualifying Disposition as described above.

     The recipient of an Award normally will not recognize taxable income until the stock is transferable by the grantee or no longer subject to a substantial risk of forfeiture, whichever occurs earlier. When the stock is either transferable or no longer subject to a substantial risk of forfeiture, the grantee will recognize ordinary income in an amount equal to the fair market value of the shares (less any amount paid for such shares) at that time. A grantee may, however, elect to recognize ordinary income in the year in which the Award is granted in an amount equal to the fair market value of the shares (less any amount paid for the shares) at that time, determined without regard to the restrictions. In such event, however, if the shares are later forfeited, no deduction is allowed with respect to such forfeiture. The Company will generally be entitled to a corresponding deduction at the same time, and in the same amount, as the grantee recognizes ordinary income with respect to an Award. Any gain or loss recognized by the grantee upon subsequent disposition of the shares will be capital gain or loss.

     The Company has the right to deduct from all grants paid in cash or other compensation any taxes required to be withheld with respect to Options or Awards under the Plan. The Company may require that the participant pay to it the amount of any required withholding. The Board may permit the participant to elect to have withheld from any shares issuable to him in connection with the Plan a number of shares with a value equal to the required tax withholding amount, subject to certain conditions and limitations.

OPTION GRANTS UNDER THE PLAN

     Under the terms of the Plan, on May 26, 2000, Richard J. DePiano was granted 15,000 Director Options and Sheldon M. Bonovitz and Jay L. Federman were each granted 10,000 Director Options. In addition, effective June 1, 2000, Robert L. Crutchfield, the Company's Vice President for Business Development, was granted 30,000 Options under the Plan. Effective May 25, 2000, the Company also granted options to other employees to purchase an aggregate of 400 shares under the Plan. All such grants were made at 100% of the fair market value on the date of grant and were subject to stockholder approval of the Plan. The Board has made no other determination as to the Options or Awards to be granted, or the number or identify of optionees or recipients of Awards under the Plan. On June 5, 2000, the closing price of the Company's Common Stock was $2.13 as reported on the Nasdaq Stock Market.

AMENDMENT AND TERMINATION

     The Board of Directors may terminate or amend the Plan at any time, except that without stockholder approval the Board of Directors may not increase the maximum number of shares which may be issued under the Plan, extend the maximum period during which any Option may be exercised, extend the term of the Plan, amend the employees or classes of employees eligible to receive Options or Awards under the Plan, change the minimum Option price or approve any other amendment which would require stockholder approval pursuant to Treasury Regulations Section 1.162-27(e)(4)(vi). The termination or any modification or amendment of the Plan shall not, without the consent of a participant, affect the participant's rights under an Option or Award previously granted. The Plan terminates upon the earlier of the tenth anniversary of the date of its adoption by the Board of Directors or the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise or cancellation of Options and Awards granted under the Plan.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

     It is important that your stock be represented at the Annual Meeting, regardless of the number of shares which you hold. You are, therefore, urged to execute and return, at your earliest convenience, the accompanying proxy in the envelope, which has been enclosed.

                                          By Order of the Board of Directors,

                                          Davis Woodward
                                          Secretary

Dated: June 14, 2000

                        SURGICAL LASER TECHNOLOGIES, INC.
             PROXY FOR ANNUAL MEETING OF STOCKHOLDERS JULY 19, 2000
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Michael R. Stewart and Davis Woodward, and each or either of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of Common Stock of Surgical Laser Technologies, Inc., (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company's counsel, Duane, Morris & Heckscher LLP, 4200 One Liberty Place, 1650 Market Street, Philadelphia, Pennsylvania 19103 on Wednesday, July 19, 2000, at 9:00 a.m., local time, and at any adjournment thereof as follows:

                                    (Continued and to be signed on other side)

[X]  Please mark your votes as in this example.

           FOR all                WITHHOLD         Nominees: Sheldon M. Bonovitz
       nominees listed           AUTHORITY                   Richard J. DePiano
          at right               to vote for                 Jay L. Federman
      except as marked          all nominees                 James Lee Stafford
      to the contrary          listed at right               Michael R. Stewart
            [ ]                     [ ]

1.   For the election
     of five directors,
     to serve until
     their successors
     are duly elected,
     as described in
     the accompanying
     Proxy Statement.

INSTRUCTIONS: To withhold authority
to vote for any individual nominee,
strike a line through that nominee's name.

2.   Proposal to ratify appointment               FOR       AGAINST      ABSTAIN
     of Grant Thornton LLP as the                 [ ]         [ ]          [ ]
     Company's independent accountants
     for the fiscal year ending
     December 31, 2000.

3.   Proposal to adopt the Company's              FOR       AGAINST      ABSTAIN
     2000 Equity Incentive Plan                   [ ]         [ ]          [ ]

     The Board of Directors recommends a vote FOR the election of the nominees listed and FOR proposals 2 and 3.

     In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment thereof.

This proxy will be voted as specified. If a choice is not specified, the proxy will be voted FOR the election of the nominees for director and FOR proposals 2 and 3.

PLEASE, MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED PRE-PAID ENVELOPE.

SIGNATURE___________________________________      DATE__________________________

____________________________________________      DATE____________________, 2000
         SIGNATURE IF HELD JOINTLY

Note: This proxy should be dated and signed by the stockholder exactly as his name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.